Alamo Frac Holdings, LLC and Subsidiaries Unaudited Consolidated Financial Statements June 30, 2021

Alamo Frac Holdings, LLC and Subsidiaries Table of Contents 2 Unaudited Consolidated Financial Statements Unaudited Consolidated Balance Sheet 3 Unaudited Consolidated Statement of Income 4 Unaudited Consolidated Statement of Members’ Equity 5 Unaudited Consolidated Statement of Cash Flows 6 Notes to the Unaudited Consolidated Financial Statements 7

Alamo Frac Holdings, LLC and Subsidiaries Unaudited Consolidated Balance Sheet 3 June 30, 2021 Assets Current assets Cash $ 11,819,429 Accounts receivable, net 54,563,906 Related party receivables 993,096 Inventories 1,789,302 Prepaids and other current assets, net 3,373,710 Total current assets 72,539,443 Plant, property and equipment (net of accumulated depreciation of $137,396,451 and $113,046,355) 140,807,466 Oil and gas properties, net 9,597,320 Intangible assets, net 606,382 Operating lease right-of-use assets 40,767 Finance lease right-of-use assets 24,445,076 Other noncurrent assets 3,766,693 Total assets $ 251,803,147 Liabilities and members’ equity Current liabilities Accounts payable $ 44,753,930 Accrued expenses 14,731,867 Asset retirement obligation 19,568 Line of credit 938,210 Current maturities of long-term operating lease liabilities 40,767 Current maturities of long-term finance lease liabilities 7,966,164 Current portion of long-term debt 13,413,758 Total current liabilities 81,864,264 Non-current liabilities Long term operating lease liabilities, less current portion - Long term finance lease liabilities, less current portion 14,811,541 Long-term debt, net of current portion 18,038,659 Total liabilities 114,714,464 Commitments and contingencies (Note 7) Members’ equity 1,000,000 class A units authorized and 100,000 issued and outstanding 107,125,707 15,000 class B units authorized and 11,500 issued and outstanding - Retained earnings 29,962,976 Total members’ equity 137,088,683 Total liabilities and members’ equity $ 251,803,147 See accompanying notes to the unaudited consolidated financial statements.

Alamo Frac Holdings, LLC and Subsidiaries Unaudited Consolidated Statement of Income 4 For the Six Months Ended June 30, 2021 Revenues $ 149,475,697 Oil and gas revenues 2,530,468 Total revenues 152,006,165 Cost of revenues 132,304,377 Gross profit 19,701,788 Operating expenses Selling, general and administrative expenses 5,113,830 Loss on sale of assets 8,240 Total operating expenses 5,122,070 Income from operations 14,579,718 Other expense Interest expense, net 2,853,050 Total other expense, net 2,853,050 Net income $ 11,726,668 See accompanying notes to the unaudited consolidated financial statements.

Alamo Frac Holdings, LLC and Subsidiaries Unaudited Consolidated Statement of Members’ Equity 5 Class A Members’ Equity Class B Members’ Equity Retained Earnings Total Balance, December 31, 2020 $ 107,125,707 $ - $ 30,565,847 $ 137,691,554 Distributions - - (12,500,000) (12,500,000) Adoption of lease standard 170,461 170,461 Net income - - 11,726,668 11,726,668 Balance, June 30, 2021 $ 107,125,707 $ - $ 29,962,976 $ 137,088,683 See accompanying notes to the unaudited consolidated financial statements.

Alamo Frac Holdings, LLC and Subsidiaries Unaudited Consolidated Statement of Cash Flows 6 For the Six Months Ended June 30, 2021 Cash flows from operating activities: Net income $ 11,726,668 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 26,586,706 Depletion expense 503,059 Amortization expense 72,075 Amortization of deferred financing costs 331,630 Allowance for doubtful accounts 1,261,056 Gain on settlement of accounts payable (2,333,817) (Gain) loss on sale of assets (8,240) Changes in operating assets and liabilities: Accounts receivable (16,395,856) Related party receivable 1,192,362 Inventories (205,591) Prepaid expenses and other current assets 5,427,865 Accounts payable 5,944,160 Other non-current assets (3,750,902) Accrued expenses 5,492,450 Other liabilities 506,750 Net cash provided by operating activities 36,350,375 Cash flows from investing activities Purchases of property and equipment (19,064,140) Purchase of oil and gas properties 99,546 Purchase of intangible assets (43,070) Net cash used in investing activities (19,007,664) Cash flows from financing activities Proceeds from line of credit 143,784,277 Payments on line of credit (142,846,068) Payments of long-term debt (16,150,441) Payments of finance lease liabilities (4,379,219) Members distributions (12,500,000) Net cash used in financing activities (32,091,451) Net decrease cash and cash equivalents (14,748,740) Cash and cash equivalents - beginning of period 26,568,169 Cash and cash equivalents - end of period $ 11,819,429 Supplemental Disclosure of Cash Flow Information Cash paid for interest $ 2,611,979 Total plant, property and equipment included in accounts payable and accruals 8,784,716 Non-cash additions to operating lease right-of-use assets 68,743 Non-cash additions to finance lease right-of-use assets 26,804,844 Non-cash additions to operating lease liabilities (68,743) Non-cash additions to finance lease liabilities $ (26,634,382) See accompanying notes to the unaudited consolidated financial statements.

Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 7 1. Basis of Presentation Alamo Frac Holdings, LLC (the “Company”) and its wholly-owned subsidiaries, Alamo Pressure Pumping, LLC, Alamo RP Holdings, LLC, Alamo Mobilization, LLC, Alamo Employee Holdco Parent, LLC, Alamo Employee Holdco, LLC, Alamo E&P, LLC, Alamo Borden County 1, LLC, Alamo Borden County 2, LLC, and Alamo Pump Holdings, LLC are engaged in the business of providing hydraulic fracturing services to oil and natural gas companies located primarily in Texas. The corporate office of the Company is located in Arlington, Texas, with its operating facility located in Midland, Texas. The accompanying Unaudited Consolidated financial statements include the accounts of Alamo Frac Holdings, LLC., and its subsidiaries, which are collectively referred to as “Alamo” the “Company,” “we,” “our,” or “us,” unless the context requires otherwise. 2. Summary of Significant Accounting Policies A summary of the significant accounting policies is consistently applied by the Company in the preparation of the accompanying Unaudited Consolidated financial statements. Principals of Consolidation Our Unaudited Consolidated financial statements include the accounts of Alamo and its wholly- owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Basis of Accounting The Unaudited Consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Use of Estimates The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the Unaudited Consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. Cash and Cash Equivalents The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash equivalents. The Company will occasionally hold cash deposits in financial institutions that exceed federally insured limits. The Company believes its risk of loss associated with these accounts to be remote. At June 30, 2021 the Company’s uninsured cash balances total $11,319,429. Accounts Receivable Accounts receivable are stated at net realizable value which consists of the amount billed less an allowance for doubtful accounts. Determination for when receivables are past due is based on a number of factors, including the length of time that a receivable is past due, available credit history,

Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 8 the customer’s ability and willingness to pay, and the condition of the general economy and the industry as a whole. The Company writes off accounts when they are determined to be uncollectable. The allowance for doubtful accounts was $16,261,056 as of June 30, 2021. Inventories Inventories include sand and chemicals which are used in providing hydraulic fracturing services and component parts used in maintenance. The Company carries inventories at the lower of cost or net realizable value, using the weighted average costing method. Property, Plant and Equipment Fixed assets are stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method. Expenditures for major renewals and betterments that extend the useful lives of the Company’s equipment are capitalized over the remaining useful life of the parent asset. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gain or loss from the disposal is reflected in the operating results of the respective period. The estimated useful lives are as follows: Building and improvements 7-39 years Land Improvements 15 years Machinery and equipment 3 months-7 years Vehicles 5-7 years Office equipment 3-5 years Oil and gas properties We follow the successful efforts method of accounting. The costs of drilling and equipping exploratory wells are deferred until the Company has determined whether proved reserves have been found. If proved reserves are found, the deferred costs are capitalized as part of the wells and related equipment and facilities. If no proved reserves are found, the deferred costs are charged to expense. All costs of drilling and equipping developmental wells and the costs of support facilities and equipment used in oil and gas operations are capitalized. Exploration expenses, including geological and geophysical expenses and delay rentals, are charged to expense. Acquisition costs of proved properties are amortized on the unit-of-production method based on all proved reserves, developed and undeveloped, and capitalized development costs (wells and related equipment and facilities) are amortized on the bases of proved developed reserves. Our unit-of- production amortization rates are revised prospectively on an annual basis at a minimum, based on updated engineering information for our proved reserves. Investments in major development projects are not depleted until such project is substantially complete and producing or until impairment occurs. The carrying value of our properties is assessed for impairment on an annual basis at a minimum. Proved properties are compared to management’s future estimated undiscounted net cash flows from the properties. If undiscounted cash flows are less than the carrying value, then the Company recognizes an impairment charge in income from operations equal to the difference between the carrying value and their estimated fair value based on the present value of the related future net

Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 9 cash flows and other relevant market value data. Impairment of individually significant unproved properties is assessed on a property-by-property basis, and impairment of other unproved properties is assessed on an aggregate basis. The impairment assessment for unproved properties is affected by factors such as the results of exploration and development activities, commodity price projections, remaining lease terms, and potential shifts in our business strategy. Impairment of Long-Lived Assets The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of its assets, on an ongoing basis, by estimating the undiscounted future net cash flows expected to result from the asset over its expected useful life, including eventual disposition. If the future undiscounted net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. No impairment losses were recorded during the years presented. Revenue Recognition Revenue is recognized when control of goods or services are transferred to customers, for the amount that reflects the consideration for which entitlement is expected in exchange for those goods or services. For fracturing service revenue, the Company elected to utilize the as-invoiced practical expedient as the invoiced amount corresponds directly with the value the customer receives/consumes as the fracturing services are completed by the Company, which is generally a daily process. Transfer of ownership of oil and gas quantities produced occurs at the wellhead, which is when control of the good is transferred to the customer in accordance with ASC 606. Leases The Company adopted ASU 2016-02, "Leases (Topic 842)," and subsequently-issued related ASUs, which set out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors, effective January 1, 2021, using the modified retrospective method. In accordance with ASU 2016-02, the Company considers any contract that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration to be a lease. The Company determines whether the contract into which it has entered is a lease at the lease inception date. Rental arrangements with term lengths of one month or less are not disclosed. For lessees, leases can be classified as finance leases or operating leases, while for lessors, leases can be classified as sales-type leases, direct financing leases or operating leases. All leases, with the exception of short-term leases, are capitalized on the balance sheet by recording a lease liability, which represents the Company's obligation to make lease payments arising from the lease and a right-of-use asset, which represents the Company's right to use the underlying asset being leased. For leases in which the Company is the lessee, the Company uses a collateralized incremental borrowing rate to calculate the lease liability, as for most leases, the implicit rate in the lease is unknown.

Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 10 For finance leases where the Company has determined it is reasonably certain to exercise a purchase option to acquire the underlying asset, the lessee amortizes the ROU asset to the later of the end of the underlying asset’s useful life or lease term and records this in cost of revenue on the unaudited consolidated statement of income. The Company adjusts the lease liability to reflect lease payments made during the period and interest incurred on the lease liability using the effective interest method. The incurred interest expense is recorded in interest expense in the unaudited consolidated statement of income. For operating leases, the Company recognizes one single lease cost, comprised of the lease payments, within rent expense in the unaudited consolidated statement of income. In accordance with ASU 2016-02, the Company has made the following elections for its lease accounting: • all short-term leases with term lengths of 12 months or less will not be capitalized; • for non-revenue contracts containing both lease and non-lease components, both components will be combined and accounted for as one lease component and accounted for under ASU 842; and • for revenue contracts containing both lease and non-lease components, both components will be combined and accounted for as one component and accounted for under ASC 606. For additional information, see Note (8) Leases Income Taxes For federal income tax purposes, the Company is treated as a partnership and, as such, is not subject to federal income taxes. Instead, the Company’s income and other tax attributes are passed through to the Members for federal and where applicable, state income tax purposes. The Company is subject to state margin and franchise tax, which are based on revenue and are immaterial. Management of the Company considers the likelihood of changes by taxing authorities in its filed income tax returns and discloses potential significant changes that management believes are more likely than not to occur upon examination by tax authorities. Management has not identified any uncertain tax positions in its filed income tax returns that require disclosure in the accompanying financial statement. Therefore, no reserve for uncertain federal income tax positions has been recorded, nor have any federal income tax related interest or penalties been incurred, for the six months ended June 30, 2021. Fair Value of Financial Instruments The Company’s Unaudited Consolidated financial instruments primarily consist of cash, accounts receivable, accounts payable, accrued expenses and debt instruments. The carrying amounts of financial instruments, other than debt instruments, are representative of their fair values due to their short maturities. The Company’s debt agreements bear interest at market rates, and management believes its carrying amount approximates fair value. COVID-19 consideration On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In

Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 11 March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on its financial condition, liquidity and operations. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021. During 2020 the Company utilized the Paycheck Protection Program as established by the CARES Act and received a loan totaling $10,000,000. See Note 4 for further discussion related to this loan. The receipt of the PPP loan is subject to initial qualification and forgiveness requiring that the Company meets certain criteria. All PPP loans in excess of $2,000,000 are subject to audit by the SBA. See Note 5 for further discussion related to this loan. Recent Accounting Pronouncements In June 2016, the FASB issued ASU 2016-13, "Measurement of Credit Losses on Financial Instruments." ASU 2016-13 changes the impairment model for most financial assets and certain other instruments, including trade and other receivables, held-to-maturity debt securities and loans, and requires entities to use a new forward-looking expected loss model that will result in the earlier recognition of allowances for losses. In November 2019 the FASB issued ASU 2019-10 which amended certain effective dates for ASU 2016-13, ASU 2017-12, and ASU 2016-02. This update for ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for a fiscal year beginning after December 15, 2018, including interim periods within that fiscal year. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the new guidance to determine the impact it will have on our Unaudited Consolidated financial statements. 3. Accrued Expenses Accrued expenses consisted of the following at June 30, 2021 Payroll $ 6,176,913 Other accrued expenses 5,907,765 State sales and gross receipts tax 1,421,335 Oil and gas well severance tax 1,225,854 Total accrued expenses $ 14,731,867

Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 12 4. Long Term Debt Long-term debt consisted of the following at June 30, 2021 One note payable to a limited liability company which is unsecured. The note incurs interest at a fixed rate of 6% and would have matured on October 13, 2020. Loan payments are on hold pending resolution of ongoing litigation. $ 850,000 One note payable to a Tennessee corporation which is secured by the equipment purchased with the proceeds. The note incurs interest at a fixed rate of 8% and matured on November 6, 2022. 434,770 Twenty-six installment notes payable with various maturities through 2022; due in monthly installments ranging from $450 to $1,510, including interest at various fixed rates. These notes are collateralized by vehicles purchased. 413,208 One note payable to a financial institution in conjunction with the SBA Paycheck Protection Program. Original proceeds were $10,000,000; $21,973 in proceeds were returned on May 14,2020. The loan may be forgiven to the extent proceeds of the loan are used for eligible expenditures such as payroll and other expenses described in the CARES Act. The loan bears interest at a rate of 1% and is payable at maturity on April 17, 2022. On July 27, 2021, the Company received a notification from the SBA granting forgiveness for the remainder of the loan balance. Refer to Note 9 for further details. 9,978,027 Two notes payable to an agent on behalf of two limited liability companies. The notes amortize through mandatory principal payments of 2.5% of the outstanding balance at each quarter end and an Excess Cash Flow mechanism. The notes bear interest at a rate per annum equal to, at Alamo’s option, (a) the Base Rate of 5.5%, plus an applicable margin of 10.50% or (b) the adjusted London Interbank Offered Rate (“LIBOR”) rate of 2.31%, plus an applicable margin of 11.50%. At June 30, 2021, the interest rate utilized by the Company was 12.5% respectively. This note is collateralized by equipment and matures November 15, 2023. 21,369,408 Total long-term debt 33,045,413 Less: Current portion of long-term debt (13,413,758) Less: Deferred costs, net (1,592,996) Total long-term debt - net $ 18,038,659 The notes payable above, with the exception of the $850,000 note, were paid in full subsequent to year end. See Note 10 for further discussion.

Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 13 Aggregate maturities of notes payable at June 30, 2021 are as follows: Year Ending December 31, 2021 $ 7,723,167 2022 6,896,982 2023 1,827,752 2024 16,595,839 2025 1,673 Total $ 33,045,413 5. Revolving Credit Facility On March 7, 2019, the Company closed a new revolving credit facility with a financial institution. The agreement allows for a maximum advance of $30,000,000. The revolving credit facility matures on March 7, 2022 and bears interest at a rate of LIBOR plus 3.25%. The line is collateralized by accounts receivable and inventories with a 2nd lien on fixed assets. On April 6, 2020, the financial institution increased the Company’s revolving line for a maximum advance of $35,000,000. The outstanding balance under that agreement at June 30, 2021 was $938,210. This credit facility was repaid subsequent to year end in full and closed. See Note 10 for further discussion. 6. Members’ Equity Each Member’s Membership Interest is represented by its Capital Account and/or by Units issued by the Company to such Members. The two initial classes of Units are Class A Units and Class B Units. Class A Members are entitled to vote on any matter for vote, consent or other action submitted to a vote of the Members. Additionally, two of the three Class A Members have the right to nominate a person to the Board of Managers which is the Company’s primary governing body. All Class B Units shall be non-voting, and no Class B Member holding such Class B Units shall have the right to vote or participate in any meetings of the Members. Additionally, all Class B Units are subject to vesting and forfeiture in accordance with the terms and conditions set forth in the Company Agreement and in the applicable Unit Award Agreement with the Class B Member holding such Class B Units. The Class B Units issued pursuant to an applicable Unit Award Agreement between the holder thereof and the Company are intended to be “profits interests” with the recipient’s participation limited to the income and asset appreciation of the Company arising after the date of issuance of any such Profit Units. There were no grants of Class B Units during the six months ended June 30, 2021. 7. Commitment and Contingencies Litigation The Company is involved in several lawsuits and claims arising in the normal course of business. In management’s opinion, the ultimate outcome of these items will not have a material adverse effect on the financial position or results of operation of the Company.

Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 14 8. Leases The components of Company’s lease costs for the six months ended June 30, 2021 are as follows: Period Ending June 30, 2021 Operating lease cost $ 27,976 Finance lease cost: Amortization of right-of-use assets 2,359,768 Interest on lease liabilities 522,542 Total finance lease costs 2,882,310 Short-term costs 115,885 Total lease cost $ 3,026,171 Lease costs are recorded in cost of revenue on the consolidated statement of income. Cash payments related to leases for the six months ended June 30, 2021 are as follows: Period Ending June 30, 2021 Operating cash flows from operating leases $ 29,100 Operating cash flows from finance leases 522,542 Financing cash flows from finance leases $ 4,379,219 Weighted average remaining lease terms as of June 30, 2021 are as follows: Period Ending June 30, 2021 Operating leases 0.75 years Finance leases 2.18 years Weighted average discount rate on the Company's lease liabilities as of June 30, 2021 are as follows: Period Ending June 30, 2021 Operating leases 4.30% Finance leases 4.30%

Alamo Frac Holdings, LLC and Subsidiaries

Notes to the Unaudited Consolidated Financial Statements

Maturities of the Company's lease liabilities as of June 30, 2021, were as follows:

Year Ending December 31,	Operating Leases	Finance leases
2021	$ 29,100	$ 4,379,219
2022	12,250	8,158,150
2023	-	11,587,630
2024	-	-
2025	-	-
Total undiscounted remaining minimum lease payments	41,350	24,124,999
Less imputed interest	(583)	(1,347,294)
Total discounted remaining minimum lease payments	$ 40,767	$ 22,777,705

The effect of the lease standards adoption on the unaudited condensed consolidated balance sheet as of January 1, 2021 is as follows:

Balance sheet line item	December 31, 2020 As Previously Reported	ASC 842 Adoption	January 1, 2021 As Adjusted
Operating lease right-of-use assets	$ -	$ 68,743	$ 68,743
Finance lease right-of-use assets	-	26,804,844	26,804,844
Current maturities of operating lease liabilities	-	(56,559)	(56,559)
Current maturities of finance lease liabilities	-	(7,797,020)	(7,797,020)
Long-term operating lease liabilities, less current maturities	-	(12,184)	(12,184)
Long-term finance lease liabilities, less current maturities	-	(18,837,363)	(18,837,363)
Retained earnings	30,565,847	170,461	30,736,308

9. Concentrations of Credit Risk

The Company is subject to concentrations of credit risk consisting primarily of cash and accounts receivable. The Company provides services to companies in the oil and gas industry. Collateral is not required for credit extended to the Company's customer.

For the six months ended June 30, 2021, revenue from four customers represented more than 10% of the Company's revenue. These four customers represented 27% ($40.0 million), 25% ($38.0 million), 20% ($30.5 million), and 18% ($26.5 million), respectively, of the Company's revenue. All other customers individually contributed less than 10% of total revenue. As of June 30, 2021, accounts receivable from five customers represented more than 10% of the Company's accounts receivables. These five customers represented 37% ($19.7 million), 19% ($9.9 million), 14% ($7.5 million), 10% ($5.5 million), and 10% ($5.3 million), respectively, of the Company's accounts receivables. All other customers individually represented less than 10% of total outstanding accounts receivable.

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Alamo Frac Holdings, LLC and Subsidiaries Notes to the Unaudited Consolidated Financial Statements 16 10. Subsequent Events In preparing these Unaudited Consolidated financial statements, the Company evaluated events that occurred through November 9, 2021, the date these Unaudited Consolidated financial statements were available to be issued, for potential recognition or disclosure. On July 26 2021, the Company received communication from the SBA granting forgiveness of $9,978,027 in principal and $129,200 in interest. On August 31, 2021, the Company entered into an agreement with NexTier Oilfield Solutions (“NexTier”) under which substantially all of the Company’s assets and operations were sold to NexTier. The subsidiaries sold were Alamo RP Holdings, LLC, Alamo Mobilization, LLC, Alamo Pressure Pumping, LLC, and Alamo Pump Holdings, LLC. As part of the transaction, the remaining balance on all long-term debt, including the revolver, with the exception of the $850,000 note payable (see note 4 above), were repaid in full. The material retained assets in the transaction include all assets of Alamo Exploration & Production, LLC and the retained assets and liabilities of Alamo Pressure Pumping, LLC that specifically relate to (i) MDC Energy accounts receivable; and (ii) services or investments provided to Alamo Exploration & Production, LLC (“Alamo E&P”). On or about October 15, 2021, Alamo Borden County 1, LLC (“ABC 1”), a wholly owned subsidiary of Alamo E&P, initiated a petition seeking relief under Chapter 11 of the United States Bankruptcy Code. ABC 1 is an entity wholly owned by the Company and its bankruptcy does not materially impact its ability to collect or pay its assets and liabilities and the Company will ultimately retain majority ownership due to its credit liens on ABC 1.